Exhibit 10.1

LIMITED PARTNERSHIP UNIT PURCHASE AGREEMENT

                THIS LIMITED PARTNERSHIP UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of November 2, 2007, by and among GKK Capital LP, a Delaware limited partnership (“Purchaser”), and Nicholas S. Schorsch (“Schorsch”) and Meadowcourt Trust (Shelley) (“Meadowcourt”).  Each of Schorsch and Meadowcourt are each sometimes referred to herein individually as a “Seller” and together as the “Sellers”).  All capitalized terms used herein without definitions shall have the meanings ascribed to them in the Amended and Restated Agreement of Limited Partnership of First States Group, L.P., a Delaware limited partnership (the “Partnership”), as amended from time to time (the “Partnership Agreement”).

Summary

                Schorsch owns 1,326,842.07 Partnership Units (the “Schorsch Units”) and Meadowcourt owns 37,086.00 Partnership Units (the “Meadowcourt Units” and collectively with the Schorsch Units, the “Subject Units”).  Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser in return for the Consideration, the Subject Units.

                In consideration of the respective covenants contained herein and subject to the terms and conditions hereof, including the attached terms and conditions, which are integrated into and made a part of this Agreement, intending to be legally bound hereby, the parties agree as follows:

Terms and Conditions

1.             Purchase of Subject Units.

1.1           Purchase and Transfer.  At Closing, Purchaser shall purchase from Sellers, and Sellers shall transfer and set over unto Purchaser, the Subject Units, free and clear of any Encumbrances (as defined in Section 2.3 below), other than any Encumbrances in favor of the Partnership.

1.2           Consideration.  As the consideration for the purchase of the Subject Units, Purchaser shall pay to Sellers, at Closing, an aggregate amount, payable in cash via wire transfer, of Fourteen Million Four Hundred Ninety-Seven Thousand Four Hundred Thirty-Seven Dollars and Eighty-Nine Cents ($14,497,437.89) (the “Consideration”).  The Consideration shall be delivered to Sellers pro rata in proportion to the number of Subject Units they own.

1.3           Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Morgan, Lewis & Bockius LLP located at 101 Park Avenue, New York, New York 10178 at 9:00 a.m., local time, on November 6, 2007 (such closing being referred to herein as the “Closing” and the date of the Closing being referred to herein as the “Closing Date”).

1.4           Deliveries.  At the Closing:

(a)           Purchaser shall deliver the Consideration to Sellers pro rata in proportion to the number of Subject Units owned by each Seller; and

(b)           Sellers shall deliver or cause to be delivered to Purchaser either (i) the original certificate(s) evidencing the Subject Units (the “Certificates”) in negotiable form, duly endorsed in blank, or with separate stock transfer powers attached thereto and signed in blank, (ii) a duly executed lost certificate affidavit, including an appropriate indemnification, in the form attached hereto as Exhibit A or (iii) another instrument of transfer reasonably acceptable to Purchaser evidencing delivery of any Subject Units as to which no certificate has been issued.

2.             Representations and Warranties of Sellers.

Sellers, jointly and severally, hereby makes the following representations and warranties to Purchaser:

2.1           Trust Status.  Meadowcourt is a trust duly organized and validly existing under the laws of its state of formation.

2.2           Authorization.  Each Seller has the requisite capacity to execute and deliver this Agreement and the other documents delivered hereunder and to perform his or its obligations hereunder and thereunder.  This Agreement has been duly and validly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms.

2.3           Unit Ownership.  Schorsch is the sole beneficial owner of the Schorsch Units, free and clear of any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever, or any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, “Encumbrances”) except those arising pursuant to the Partnership Agreement.  Meadowcourt is the sole beneficial owner of the Meadowcourt Units, free and clear of any Encumbrances except those arising pursuant to the Partnership Agreement.  Other than the Subject Units, neither Seller owns, beneficially or of record, any Partnership Units or other equity or debt interests of the Partnership, and neither Seller has any right (whether vested or unvested) to acquire any Partnership Units or other equity or debt interests of the Partnership.

2.4           Sophistication; Information.  Each Seller (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the sale of the Subject Units contemplated hereby and receipt of the Consideration; and (b) has received all the information each Seller has requested from the Partnership that such Seller considers necessary or appropriate for deciding whether to agree to the sale of the Subject Units as contemplated hereby and the receipt of the Consideration upon such sale.

3.             Representations and Warranties of Purchaser.

3.1           Partnership Status.  Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

3.2           Authorization.  Purchaser has the requisite capacity to execute and deliver this Agreement and the other documents delivered hereunder and to perform his or its obligations hereunder and thereunder.  This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

3.3           Sophistication; Information.  Purchaser (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the Subject Units contemplated hereby; and (b) has received all the information Purchaser has requested from the Partnership that Purchaser considers necessary or appropriate for deciding whether to agree to the purchase of the Subject Units as contemplated hereby and the payment of the Consideration upon such purchase.

4.             General Matters.

4.1           Contents of Agreement.  This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties regarding the transactions contemplated hereby.

4.2           Amendment, Parties in Interest, Assignment, Etc.  This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties.  If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties.  Nothing in this Agreement shall confer any rights upon any person other than the parties and their respective heirs, legal representatives, successors and permitted assigns.  No party hereto shall assign this Agreement or any right, benefit or obligation hereunder, except that Purchaser may assign its rights and obligations hereunder provided that it remains obligated to fulfill its obligations hereunder.

4.3           Further Assurances.  At and after the Closing, the parties shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions contemplated hereby, including, without limitation, the delivery to Purchaser as promptly as practicable of any and all certificates for certificated Subject Units not delivered at the Closing, such Certificates to be in negotiable form, duly endorsed in blank, or with separate stock transfer powers attached thereto and signed in blank.

4.4           Interpretation. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.  Section and subsection references are to this Agreement unless otherwise specified.

4.5           Counterparts.  This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts (delivery of which may occur via facsimile or as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  This Agreement and any other certificate, instrument, agreement or document required to be delivered pursuant to this Agreement, and any amendments hereto or thereto, to the extent signed and  delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf “ or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such party forever waives any such defense.  A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

4.6           Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.  Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in any federal court sitting in the United States District Court for the District of Delaware, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in Delaware, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum.

4.7           Specific Performance.  Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm.  Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the day and year first written above.

GKK CAPITAL LP

By:	Gramercy Capital Corp., its general partner

	By:	/s/ Marc Holliday
		Name:	Marc Holliday
		Title:	President and Chief Executive Officer

/s/ Nicholas S. Schorsch
NICHOLAS S. SCHORSCH

MEADOWCOURT TRUST (SHELLEY)

By:	/s/ Shelley Schorsch
Name: Shelley Schorsch
Title: Trustee